Exhibit 99.1

Juniper Pharmaceuticals Licenses Intravaginal Ring (IVR)

Platform to Daré Bioscience

-Company Eligible to Receive Up to $43.75 Million in Milestones for Each IVR

Candidate, Plus Royalties on Future Sales-

BOSTON, April 25, 2018 — Juniper Pharmaceuticals, Inc. (Nasdaq:JNP), a diversified healthcare company with core businesses of its CRINONE® (progesterone gel) franchise and fee-for-service pharmaceutical development and manufacturing business Juniper Pharma Services (JPS), today announced an exclusive worldwide license agreement with Daré Bioscience for the development and commercialization of the Company’s intravaginal ring (IVR) technology platform, including its three preclinical IVR candidates targeting unmet needs in women’s health. Under the agreement, Daré will be responsible for conducting all research, development, and commercial activities for this program.

Under the terms of the agreement, Juniper will provide Daré with an exclusive, worldwide, royalty-bearing license to research, develop and commercialize Juniper’s IVR platform. In exchange, Juniper will receive a one-time upfront payment of $250,000 from Daré, and annual license maintenance fees of $50,000 to $100,000. In addition, Juniper is entitled to potential future clinical and regulatory development milestone payments of up to $13.5 million and sales milestone payments of up to $30.25 million, for a total of $43.75 million for each IVR candidate. Juniper is also eligible to receive royalties based on future net sales of any of the platform candidates.

“We are excited to have executed on our goal of finding a suitable partner to advance our innovative IVR portfolio, which will allow us to focus our efforts and resources on our core businesses, JPS and CRINONE®, in line with our strategic vision,” said Alicia Secor, Juniper’s President and CEO. “We are continuing to work with our advisor Rothschild to explore strategic alternatives as we seek to build additional value for our shareholders.”

Ms. Secor added, “We are thrilled to be partnering with Daré, an established leader in the women’s health space, as they work toward advancing each of our IVR candidates. The Daré team has a solid track record in developing women’s reproductive health products and appreciated the potential of the platform to address significant unmet needs in women’s health.”

“We see great potential in this promising technology with established compelling preclinical results in a model that we believe will translate readily to study in humans and into intellectual property supportive of further development,” said Sabrina Martucci Johnson, President and Chief Executive Officer at Daré Bioscience. “The IVR pipeline is an ideal fit to our pipeline of innovative products designed to deliver differentiated therapies to women worldwide, and we look forward to advancing these IVR product candidates into the clinic.”

About the Intravaginal Ring Technology

Juniper’s differentiated development platform leverages IVR technology for the targeted, sustained delivery of new formulations of existing pharmaceuticals with the potential to offer multiple benefits to patients with unmet needs in women’s health. Current 505(b)(2) candidates include JNP-0101, an oxybutynin IVR for the treatment of overactive bladder in women; JNP-0201, a combination estradiol + progesterone IVR for hormone replacement therapy; and JNP-0301, a natural progesterone IVR for the prevention of preterm birth.

About Juniper Pharmaceuticals

Juniper Pharmaceuticals, Inc.’s core businesses include its CRINONE® (progesterone gel) franchise and Juniper Pharma Services, which provides high-end fee-for-service pharmaceutical development and clinical trials manufacturing to clients. The Company is also leveraging its differentiated intravaginal ring technology, which offers the potential to address unmet needs in women’s health. Please visit www.juniperpharma.com for more information.

Juniper Pharmaceuticals™ is a trademark of Juniper Pharmaceuticals, Inc., in the U.S. and EU.

CRINONE® is a registered trademark of Merck KGaA, Darmstadt, Germany, outside the U.S. and of Allergan plc in the U.S.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Juniper’s exploration of strategic alternatives. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, the uncertainty associated with being able to identify, evaluate and complete any strategic alternative, the impact of the announcement of the Company’s review of strategic alternatives, as well as any strategic alternative that may be pursued, on the Company’s business. For a discussion of certain risks and uncertainties associated with Juniper Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2017 and subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Juniper Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Investor Contact:

Argot Partners

Laura Perry or Heather Savelle

212-600-1902

laura@argotpartners.com

heather@argotpartners.com

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